Exhibit 24.1




#359745
                                                      Page 9

                                                             POWER OF ATTORNEY

          Each person whose signature appears below appoints Timothy V. Wolf, M. Caroline Turner and Katherine L. MacWilliams, and each of them, his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign a registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form S-8 by Adolph Coors Company, a Colorado corporation (the "Company"), with respect to the registration of shares of the Company's Class B Common Stock, with no par value ("Class B Common Stock"), for issuance pursuant to the Coors 401(k) Savings Plan for Hourly Employees at the Memphis, Tennessee Brewery and the Adolph Coors Company Deferred Compensation Plan, and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and sale of the Class B Common Stock with Blue Sky authorities and with the National Association of Securities Dealers, Inc.; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof.

Date:  February 5, 1998                              /s/   William K. Coors
                                                     ----------------------
                                                     William K. Coors

Date:  February 5, 1998                              /s/   Timothy V. Wolf
                                                     ---------------------
                                                     Timothy V. Wolf

Date:  February 5, 1998                              /s/   Joseph Coors
                                                     Joseph Coors

Date:  February 5, 1998                              /s/   Peter H. Coors
                                                     --------------------
                                                     Peter H. Coors

Date:  February 5, 1998                              /s/   Wayne R. Sanders
                                                     ----------------------
                                                     Wayne R. Sanders

Date:  February 5, 1998                              /s/   Bruce Llewellyn
                                                     J. Bruce Llewellyn

Date:  February 5, 1998                              /s/    Luis G. Nogales
                                                     ----------------------
                                                     Luis G. Nogales

Date:  February 5, 1998                              /s/   Pamela H. Patsley
                                                     -----------------------
                                                     Pamela H. Patsley


#359745
                                                      Page 10